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                                                                    Exhibit 10.8

                               LABRANCHE & CO INC.

                             STOCKHOLDERS' AGREEMENT

                           DATED AS OF AUGUST __, 1999
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                                TABLE OF CONTENTS

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ARTICLE I         LIMITATIONS ON TRANSFER OF SECURITIES....................................3
         Section 1.1.      General.........................................................3
         Section 1.2.      General Transfer Restrictions...................................3
         Section 1.3.      Compliance with Certain Restrictions............................3
         Section 1.4.      Transfers Following Death or Disability.........................4
         Section 1.5.      Transfers with the Consent of Board of Directors................4
         Section 1.6.      Transfers to Permitted Transferees..............................4
         Section 1.7.      Compliance with Law and Regulations.............................4
         Section 1.8.      Legend on Certificates; Entry of Stop Transfer Orders...........4
         Section 1.9.      Certificates to be Held by Company..............................5
         Section 1.10.     Transfers in Violation of Agreement Void........................6

ARTICLE II        VOTING AGREEMENT.........................................................6
         Section 2.1.      Voting by Stockholders..........................................6
         Section 2.2.      Designation of Successors.......................................6

ARTICLE III       REPRESENTATIONS AND WARRANTIES...........................................7
         Section 3.1.      Representations and Warranties of the Stockholders..............7

ARTICLE IV        DEFINITIONS..............................................................8

ARTICLE V         MISCELLANEOUS...........................................................10
         Section 5.1.      Standstill Provisions..........................................10
         Section 5.2.      Expenses.......................................................11
         Section 5.3.      Filing of Schedule 13D or 13G..................................11
         Section 5.4.      Notices........................................................12
         Section 5.5.      Term of the Agreement..........................................12
         Section 5.6.      Amendments; Waivers............................................13
         Section 5.7.      Adjustment upon Changes in Capitalization; Adjustments upon
                           Changes of Control; Representatives, Successors and Assigns....13
         Section 5.8.      Disinterested Board Members to Make Determinations.............14
         Section 5.9.      Severability...................................................14
         Section 5.10.     Representatives, Successors and Assigns........................14
         Section 5.11.     Governing Law..................................................14
         Section 5.12.     Specific Performance...........................................14
         Section 5.13.     Arbitration....................................................15
         Section 5.14.     Submission to Jurisdiction.....................................15
         Section 5.15.     Further Assurances.............................................15
         Section 5.16.     Execution in Counterparts......................................16
         Section 5.17.     Entire Agreement...............................................16
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                             STOCKHOLDERS' AGREEMENT

         This STOCKHOLDERS' AGREEMENT (this "AGREEMENT"), dated as of August ___, 1999, is by and among (i) LaBranche & Co Inc., a Delaware corporation (the "COMPANY"), (ii) the Exchanging Members (as defined below) listed on Schedule I hereto and (iii) the Employee Stockholders (as defined below) listed on Schedules I and II hereto. The Exchanging Members and Employee Stockholders are collectively referred to herein as the "STOCKHOLDERS." Except as otherwise provided herein, capitalized terms used herein have the respective meanings ascribed thereto in Article IV of this Agreement.

                              W I T N E S S E T H :

         WHEREAS, the Company, LaB Investing Co. L.L.C., a New York limited liability company ("INVESTING"), and the Exchanging Members have entered into an Exchange Agreement, dated as of the date hereof (the "EXCHANGE AGREEMENT"), pursuant to which the Exchanging Members have agreed to contribute their respective membership interests in Investing to the Company in exchange for common stock, par value $.01 per share ("COMMON STOCK"), of the Company (or, in the case of Steven C. Berger, Paul Redmond and Robert W. Keelips, III, a combination of shares of Common Stock and cash) (the "LLC EXCHANGE") in connection with the Company's proposed initial public offering of shares of Common Stock (the "IPO");

         WHEREAS, the Company, the Exchanging Members and the Employee Stockholders desire to enter into certain agreements with respect to the Transfer (as defined below) and voting of their Common Stock and various other matters in order to continue harmonious relationships among themselves with respect to the conduct of the business and affairs of the Company and LaBranche & Co., a New York limited partnership of which Investing is the sole general partner ("LABRANCHE LP"); and

         WHEREAS, it is a condition under the Exchange Agreement that the parties hereto enter into this Agreement.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                      LIMITATIONS ON TRANSFER OF SECURITIES

         Section 1.1. GENERAL. Each Stockholder agrees that he or she shall not Transfer any Covered Securities beneficially owned by him or her, except in accordance with all of the following: (a) the terms
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of this Agreement, (b) the restrictions on the transfer of the Company's securities contemplated by the Plan of Incorporation of LaBranche LP, dated as of June 10, 1999, (c) in the case of employees of the Company Group, any trading restrictions generally applicable to employees of the Company Group, (d) the terms of any "lock-up" agreement required by the underwriters of the IPO and (e) the terms of any other contract or agreement with the Company or other undertaking by which such Stockholder is bound and to which such Covered Securities are subject.

         Section 1.2. GENERAL TRANSFER RESTRICTIONS.

                  (a) Each Stockholder agrees that he or she may Transfer Covered Securities only as follows, subject to applicable securities laws:

                           (i) up to 33-1/3% of such Covered Securities at any time after the third anniversary of the date of the consummation of the IPO;

                           (ii) up to an additional 33-1/3% of such Covered Securities at any time after the fourth anniversary of the date of the consummation of the IPO; and

                           (iii) all of such Covered Securities at any time after the fifth anniversary of the date of the consummation of the IPO.

                  (b) Notwithstanding the provisions set forth in Section 1.2(a) above, each Stockholder agrees that for so long as such Stockholder remains in the employ of any member of the Company Group, such Stockholder shall at all times be the sole beneficial Owner of that number of Covered Securities equal to 25% or more of the aggregate number of Covered Securities (1) beneficially owned by such Stockholder immediately after the consummation of the IPO and (2) beneficial ownership of which is acquired by such Stockholder thereafter, with no reduction in such aggregate number for Covered Securities disposed of by such Stockholder.

         Section 1.3. COMPLIANCE WITH CERTAIN RESTRICTIONS.

                  (a) Each Stockholder agrees that, with respect to all Covered Securities beneficially owned by such Stockholder, he or she shall comply with the restrictions on Transfer imposed by the underwriters of the IPO.

                  (b) Each Stockholder agrees that he or she shall, at the request of the Company, comply with any future restrictions on Transfer imposed by or with the consent of the Company from time to time in connection with any future offerings of securities of the Company, whether by the Company or by any securityholder of the Company and whether or not such restrictions on Transfer refer to such Stockholder by name.


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                  (c) Each Stockholder agrees that, with respect to all Covered
Securities beneficially owned by such Stockholder, he or she will comply with any restrictions imposed by the Company from time to time to enable the Company or any party to an agreement with the Company to account for a business combination by the pooling of interests method.

         Section 1.4. TRANSFERS FOLLOWING DEATH OR DISABILITY. Notwithstanding any other provisions of this Agreement, upon the death or Disability of any Stockholder, such Stockholder (or his or her estate) may Transfer his or her Covered Securities free of any provisions of this Agreement, subject to the provisions of any other agreement relating to this subject matter.

         Section 1.5. TRANSFERS WITH THE CONSENT OF BOARD OF DIRECTORS. Notwithstanding any other provisions of this Agreement, a Stockholder may Transfer any number of Covered Securities at any time with the prior written consent of the Board of Directors, which consent may be withheld or delayed, or granted on such terms and conditions as the Board of Directors may determine, in its sole discretion.

         Section 1.6. TRANSFERS TO PERMITTED TRANSFEREES. Notwithstanding any other provision of this Agreement, a Stockholder may Transfer any number of Covered Securities to a Permitted Transferee at any time, provided that it shall be a condition to any such Transfer that such Permitted Transferee agree in writing to be bound by all the provisions of this Agreement as if such Permitted Transferee were a Stockholder from and after the date of such Transfer for all purposes of this Agreement.

         Section 1.7. COMPLIANCE WITH LAW AND REGULATIONS. Each Stockholder agrees that any Transfer of Covered Securities by such Stockholder shall be in compliance with any applicable constitution, rule or regulation of, or any applicable policy of, any of the exchanges or associations or other institutions with which any member of the Company Group has membership or other privileges (including, without limitation, the NYSE), federal and securities laws, and any applicable law, rule or regulation of the Commission or any other governmental agency having jurisdiction.

         Section 1.8. LEGEND ON CERTIFICATES; ENTRY OF STOP TRANSFER ORDERS. (a) Each Stockholder agrees that each outstanding certificate representing any Covered Securities that are subject to this Agreement shall bear an endorsement noted conspicuously on each such certificate reading substantially as follows:

         "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities law and may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of an effective registration statement with respect thereto under the Act and any applicable state securities law, or the receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, that such registration is not required.

         The securities represented by this certificate are subject to the provisions of a Stockholders' Agreement dated as of August __, 1999 among the Company and certain


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         persons listed on Schedules I and II to such agreement, a copy of which is on file at the principal executive office of the Company, and such securities may be sold, assigned, pledged or otherwise transferred only in accordance with such agreement."

                  (b) Each Stockholder agrees to the entry of stop transfer orders against the Transfer of legended certificates representing securities of the Company not in compliance with this Agreement.

         Section 1.9. CERTIFICATES TO BE HELD BY COMPANY. (a) Each Stockholder agrees that the certificates representing his or her Covered Securities shall be issued in the name of a nominee holder to be designated by the Company and shall be held in custody by the Company at its principal office. The Company shall, upon the request of any such Stockholder or the estate of any Stockholder, as the case may be, in writing addressed to the Secretary of the Company or any officer designated by the Secretary (which request shall include a representation by such Stockholder or his or her estate that he or she is then permitted to Transfer a specified number of Covered Securities under the provisions of this Agreement), promptly release from custody the certificates representing such specified number of such Stockholder's Covered Securities which are then intended and permitted to be Transferred under the provisions of this Agreement.

                  (b) Subject to the Stockholders having provided appropriate written direction to the Company, whenever the nominee holder shall receive any cash dividend or other cash distribution upon any Covered Securities deposited pursuant to Section 1.8(a), the Company shall cause the nominee holder to distribute promptly such cash dividend or other distribution (by any other manner that it may determine, net of its charges and expenses in effecting such conversion), by checks drawn on a bank in the United States, to the Stockholders in proportion to the number of Covered Securities Owned by each of them respectively; provided that the Company shall cause the nominee holder to make appropriate adjustments in the amounts so distributed in respect of any amounts required to be withheld by the nominee holder from any distribution on account of taxes. The nominee holder shall distribute only such amount as can be distributed without distributing to any Stockholder a fraction of one cent, and any balance not so distributable shall be held by the nominee holder (without liability for interest thereon) and shall be added to and become part of the next sum received by the nominee holder for distribution to the Stockholders.

         Section 1.10. TRANSFERS IN VIOLATION OF AGREEMENT VOID. Any attempted Transfer of Covered Securities not made in accordance with the provisions of this Agreement shall be void, and the Company shall not register, or cause or permit the registration, of Common Stock Transferred in violation of this Agreement.

                                   ARTICLE II

                                VOTING AGREEMENT


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         Section 2.1. VOTING BY STOCKHOLDERS. At any meeting of the stockholders of the Company called to vote with respect to any corporate action or where action by stockholders of the Company is taken by written consent, each Stockholder agrees to vote or act by written consent with respect to all Covered Securities then Owned by such Stockholder on all such matters in which action is proposed to be taken as determined by a majority of George M.L. LaBranche, IV, James G. Gallagher and Alfred O. Hayward, Jr. (or the successors designated in accordance with Section 2.2 herein to replace them in the event of their death, disability or resignation) (collectively, the "VOTING EXECUTIVES"). Notwithstanding any other provisions of this Agreement, the power to direct the vote of each Stockholder with respect to the Covered Securities Owned by such Stockholder shall remain in full effect until such Stockholder no longer Owns such Covered Securities.

         Section 2.2. DESIGNATION OF SUCCESSORS. In the event of the death, disability or resignation of any of the Voting Executives, successors shall be designated as follows:

                  (a) in the event of such death, disability or resignation of any one Voting Executive, such Voting Executive's successor shall be designated by mutual consent of the remaining Voting Executives;

                  (b) in the event of the simultaneous death, disability or resignation of any two Voting Executives, such Voting Executives' successors shall be designated by the sole remaining Voting Executive; or

                  (c) in the event of the simultaneous death, disability or resignation of all three Voting Executives, such Voting Executives' successors shall be designated by a majority in interest of the Stockholders who then Own Covered Securities.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder severally represents and warrants to the Company and to each other Stockholder that:

                  (a) he or she has (and with respect to Covered Securities to be acquired, will have) good, valid and marketable title to the Covered Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, the Plan of Incorporation of LaBranche LP, the Exchange Agreement or another agreement with the Company by which such Stockholder is bound and to which the Covered Securities are subject; and

                  (b) (i) he or she is of sound mind and has full legal capacity to enter into, execute and deliver this Agreement and perform his or her obligations hereunder; (ii) this Agreement constitutes his or


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her legal, valid and binding obligation, enforceable against him or her in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles);
(iii) neither his or her execution and delivery of this Agreement nor the consummation of the transactions contemplated herein conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement or instrument to which he or she is a party or by which his or her assets are bound, or constitutes a default under any of the foregoing, or violates any law or regulation; (iv) he or she has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities, and any other person, if any (including his or her spouse with respect to the interest of such spouse in his or her Covered Securities if the consent of such spouse is required), required to permit him or her to enter into this Agreement and to consummate the transactions contemplated herein; (v) there are no actions, suits or proceedings pending, or, to his or her knowledge, threatened against or affecting him or her or his or her assets in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair his or her ability to perform this Agreement; (vi) the performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which he or she is subject; and (vii) no statement, representation or warranty made by him or her in this Agreement, nor any information provided by him or her for inclusion in a report filed pursuant to Section 6.3 hereof or in a registration statement filed by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.

                                   ARTICLE IV

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         "AGREEMENT" has the meaning set forth in the preamble to this Agreement.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or, to the extent expressly authorized by the Board of Directors to exercise the powers of the Board of Directors under this Agreement, (i) any committee of such Board of Directors or (ii) any board of directors or committee of any Subsidiary of the Company.

         "BUSINESS DAY" means a day on which the NYSE is open for the transaction of business.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" has the meaning set forth in the recitals to this Agreement.


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         "COMPANY" has the meaning set forth in the preamble to this Agreement and any successors thereof, whether by operation of law or otherwise.

         "COMPANY GROUP" means the group comprised of the Company and its Subsidiaries, including Investing and LaBranche LP.

         "COVERED SECURITIES" means, with respect to any Stockholder at the time in question, subject to Section 5.7, the shares of Common Stock received by such Stockholder as a result of the LLC Exchange, any securities of the Company received by such Stockholder pursuant to any agreement, arrangement or stock option, incentive or similar plan of the Company and any shares of Common Stock issuable upon the exercise of such securities, or, in the case of any Stockholder that becomes a party to this Agreement by an amendment to Schedule I or II hereof, the shares of Common Stock designated on such Schedule. Prior to or after the IPO, securities of the Company Stock may be excluded from the definition of Covered Securities by action of the Board of Directors, in its sole discretion.

         "DISABILITY" means disability as that term is defined under the Company's long-term disability plan in effect at the date of such determination, or any other plan or definition designated by the Board of Directors for the purpose of this provision.

         "EMPLOYEE STOCKHOLDER" means any Stockholder employed by the Company Group listed on Schedules I and II hereto.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

         "EXCHANGING MEMBERS" mean the holders of membership interests in Investing listed on Schedule I hereto.

         "IPO" has the meaning set forth in the recitals to this Agreement.

         "INVESTING" has the meaning set forth in the recitals to this Agreement.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

         "LLC EXCHANGE" has the meaning set forth in the recitals to this Agreement.

         "LABRANCHE LP" has the meaning set forth in the recitals to this Agreement.

         "NASD" means the National Association of Securities Dealers, Inc.


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         "NYSE" means the New York Stock Exchange, Inc.

         "OWN" means to own of record or beneficially, whether directly, through a nominee designated by the Company pursuant to Section 1.8 or through any other Person.

         "PERMITTED TRANSFEREE" means any Person receiving Covered Securities from a Stockholder that is: (i) a trust for the benefit of any spouse or lineal descendant (or spouse of such lineal descendant) of such Stockholder, provided that the controlling trustee of such trust is such Stockholder; (ii) any organization to which contributions by such Stockholder of Covered Securities are deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code of 1986, as amended, provided that, in each case, such Stockholder is a trustee or a member of the board of directors or other governing body or group having the ultimate authority, INTER ALIA, to vote, dispose or direct the voting or disposition of such Covered Securities; or (iii) a corporation of which a majority of the outstanding shares of capital stock entitled to vote generally for the election of directors is beneficially owned by, or a partnership or limited liability company of which a majority of the partnership or limited liability company interests entitled to vote and participate in the management of such partnership or limited liability company are beneficially owned by, such Stockholder..

         "PERSON" means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, trust, business trust, governmental authority or other entity.

         "PROXIES" has the meaning set forth in Section 2.1(a).

         "RESTRICTED PERSON" means any person that is not (i) a Stockholder or
(ii) a director, officer or employee of any member of the Company Group acting in such person's capacity as a director, officer or employee.

         "STOCKHOLDERS" has the meaning set forth in the preamble to this Agreement.

         "SUBSIDIARY" means a corporation, limited liability company, limited partnership or other entity of which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, equity interests, contract or otherwise, (i) to elect at least a majority of the members of such entity's board of directors or other governing body or (ii) in the absence of a governing body, to control the business affairs of such entity.

         "TRANSFER" means, with respect to any Covered Securities, directly or indirectly, (i) to sell, assign, transfer, pledge, convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration, or (ii) to grant any right to vote, whether by voting agreement, voting trust or otherwise. For purposes of this Agreement, Transfer shall include any disposition and any other transaction that would constitute a "constructive sale" within the meaning of Section 1259 of the Internal Revenue Code of 1986, as amended, including, without limitation, a short-sale, forward sale,


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equity swap or other derivative contract with respect to Common Stock or substantially identical property, or other transaction having substantially the same effect as the foregoing.


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

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1. STANDSTILL PROVISIONS.

        Each Stockholder agrees that he or she shall not, directly or indirectly, alone or in concert with any other person, (a) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined in Exchange Act Rule 14A-1) relating to any securities of the Company to or with any Restricted Person; (b) except as contemplated by this Agreement, deposit any Covered Securities in a voting trust or subject any Covered Securities to any voting agreement or arrangement that includes as a party any Restricted Person; (c) form, join or in any way participate in a group (as contemplated by Exchange Act Rule 13d-5(b)) with respect to any securities of the Company (or any securities the ownership of which would make the owner thereof a beneficial owner of securities of the Company (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d- 5)) that includes as a party any Restricted Person; (d) make any announcement subject to Exchange Act Rule 14a-1(1)(2)(iv) to any Restricted Person; (e) initiate or propose any "shareholder proposal" subject to Exchange Act Rule 14a-8; (f) together with any Restricted Person, make any offer or proposal to acquire any securities or assets of any member of the Company Group or solicit or propose to effect or negotiate any form of business combination, restructuring, recapitalization or any extraordinary transaction involving, or any change in control of, any member of the Company Group, any Subsidiaries or any of its respective securities or assets; (g) together with any Restricted Person, seek the removal of any directors or a change in the composition or size of the Board of Directors; (h) together with any Restricted Person, in any way participate in a call for any special meeting of the stockholders of the Company; or (i) assist, advise or encourage any Person with respect to, or seek to do, any of the foregoing.

         Section 5.2. EXPENSES.

                  (a) The Company shall be responsible for all expenses incurred in the operation and administration of this Agreement, including expenses incurred in preparing appropriate filings and correspondence with the Commission or NYSE, lawyers', accountants', agents', consultants', experts', investment banking and other professionals' fees, expenses incurred in enforcing the provisions of this Agreement, expenses incurred in maintaining any necessary or appropriate books and records relating to this Agreement and expenses incurred in the preparation of amendments to and waivers of provisions of this Agreement.

                  (b) Each Stockholder shall be responsible for all of his or her expenses incurred in connection with his or her compliance with his or her obligations under this Agreement, including expenses incurred by the Company in enforcing the provisions of this Agreement relating to such obligations,


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         Section 5.3. FILING OF SCHEDULE 13D OR 13G.

                  (a) In the event that a Stockholder is required to file a report of beneficial ownership on Schedule 13D or 13G (or any successor forms thereto) with respect to the Covered Securities beneficially owned by such Stockholder (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5), he or she agrees that, unless otherwise directed by the Company, he or she will not separately file such a report, but will file a report together with the other Stockholders, containing the information required by the Exchange Act, and such Stockholder understands and agrees that such report shall be filed on his or her behalf by the Company. Such Stockholder shall cooperate fully with the other Stockholders and the Company to achieve the timely filing of any such report and any amendments thereto as may be required, and such Stockholder agrees that any information concerning such Stockholder which such Stockholder furnishes in connection with the preparation and filing of such report will be complete and accurate.

                  (b) Each Stockholder hereby irrevocably makes, constitutes and appoints each of George M.L. LaBranche, IV, James G. Gallagher, Alfred O. Hayward, Jr. and any other officer(s) of the Company designated in writing by George M.L. LaBranche, IV, each with full power of substitution, his or her true attorney-in-fact and agent, for and in his or her name, place and stead, to execute a report of beneficial ownership on Schedule 13D or 13G (or any successor forms thereto) and any and all amendments thereto and to file such reports with all exhibits thereto and other documents in connection therewith with the Commission, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 5.3 as such Stockholder might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. Each Stockholder hereby further designates such attorneys as such Stockholder's agents authorized to receive notices and communications with respect to such reports and any amendments thereto. It is understood and agreed by each such Stockholder that this appointment, empowerment and authorization may be exercised by the aforementioned Persons for the period beginning on the date hereof and ending on the date such Stockholder is no longer subject to the provisions of this Agreement (and shall extend thereafter for such time as is required to reflect that such Stockholder is no longer a party to this Agreement).

         Section 5.4. NOTICES. (a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) sent by hand delivery or reputable overnight delivery service or
(iii) transmitted by telecopy (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of any Stockholder, to him or her at his or her last address appearing in the Company Group's employment records or, in the case of the Company, to One Exchange Plaza, New York, NY 10006, Attention: Secretary, or, in each case, to such other address as may be specified in writing to the other parties hereto.


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                  (b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery or telecopy, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth Business Day after the mailing thereof or (iii) if by reputable overnight delivery service, on the day delivered.

         Section 5.5. TERM OF THE AGREEMENT. (a) This Agreement shall become effective upon the occurrence of the consummation of the IPO and shall terminate on the earlier to occur of (i) the first date on which there are no Stockholders who remain bound by its terms and (ii) the date on which the Company and the Stockholders who Own a majority of the Covered Securities subject to this Agreement as of such date agree to terminate this Agreement.

                  (b) Unless this Agreement is theretofore terminated pursuant to Section 5.5(a) hereof, a Stockholder shall be bound by its terms until all Covered Securities owned by such Stockholder are free of the provisions of Articles I and II hereof.

         Section 5.6. AMENDMENTS; WAIVERS. (a) This Agreement may be amended or modified, and any provision in this Agreement may be waived, if such amendment, modification or waiver is approved by the Board of Directors, provided that any amendment that would materially adversely affect any Stockholder (other than an amendment that, in the good faith judgment of the Board of Directors, is intended to cure any ambiguity or correct or supplement any provisions of this Agreement that may be incomplete or inconsistent with any other provision contained herein) must be approved by the Stockholders that Own a majority of the Covered Securities subject to this Agreement as of the date of such amendment or modification, provided, further, that, without the consent of any Person, the Board of Directors may permit any Person who executes and delivers a counterpart of this Agreement to become a party to this Agreement by amending
Schedule I or II hereto, as the case may be.

                  (b) The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

         Section 5.7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION; ADJUSTMENTS UPON CHANGES OF CONTROL; REPRESENTATIVES, SUCCESSORS AND ASSIGNS.

                  (a) In the event of any change in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term "Covered Securities" shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Covered Securities. Upon the occurrence of any event described in the immediately preceding sentence, the Board of Directors shall make such adjustments to or interpretations of the restrictions of Section
1.1 (and, if it so determines, any other provisions hereof) as it shall deem necessary or desirable to carry out the intent of such provision(s). If the Board of Directors deems it desirable, any such adjustments may take effect from the record date, the "when issued trading date," the "ex dividend date" or another appropriate date.

                  (b) In the event of any business combination, restructuring, recapitalization or other extraordinary transaction involving any member of the Company Group or any of its respective securities or assets as a result of which the Stockholders shall hold voting securities of a Person other than the Company, the Stockholders agree that this Agreement shall also continue in full force and effect with respect to such voting securities of such other Person formerly representing or distributed in respect of Covered Securities, and the terms "Covered Securities," "Common Stock," "Voting Interests," and "Company," shall refer to such voting securities formerly representing or distributed in respect of Covered Securities and such Person, respectively. Upon the occurrence of any event described in the immediately preceding sentence, the Board of Directors shall make such adjustments to or interpretations of the restrictions of Section 1.2 (and, if it so determines, any other provisions hereof) as it shall deem necessary or desirable to carry out the intent of such provisions(s). If the Board of Directors deems it desirable, any such adjustments may take effect from the record date or another appropriate date.

         Section 5.8. DISINTERESTED BOARD MEMBERS TO MAKE DETERMINATIONS. In the event that any Stockholder breaches its obligations under this Agreement, then the Board of Directors shall have the exclusive right to make (on behalf of the Company) any and all determinations that may be necessary or appropriate under this Agreement, including without limitation, determinations relating to the exercise and enforcement of remedies hereunder. If a Stockholder who is also a member of the Board of Directors breaches his or her obligations under this Agreement, such Stockholder must refrain from exercising his or her vote at meetings of the Board of Directors and general meetings of the Company to give effect to this Section 5.8.

         Section 5.9. SEVERABILITY. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         Section 5.10. REPRESENTATIVES, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; provided that Stockholders may not assign, delegate or otherwise Transfer any of their rights or obligations under this Agreement except with the prior written consent of the Board of Directors, and any assignment without such consent by the Board of Directors shall be void.

         Section 5.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OR RULES THEREOF).

         Section 5.12. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to the Company or the Stockholders if any party hereto fails to comply with the provisions of Article I or II and each party hereto agrees that in the event of any such failure, neither the Company nor any Stockholder will have an adequate remedy at law. Therefore, the Company and each Stockholder, in addition to all of the other remedies which may be available, shall have the right to equitable relief, including, without limitation, the right to enforce specifically the provisions of Article I and II by obtaining injunctive relief against any violation thereof, or otherwise. All claims for specific performance of one or more provisions of this Agreement shall be resolved exclusively by litigation before a court of competent jurisdiction located in the State of New York.

         Section 5.13. ARBITRATION. Except for claims for specific performance brought in accordance with Section 5.12, all disputes, differences, and controversies arising out of or in any way related to this Agreement shall be submitted:

                  (a) to the NYSE to be heard and decided under the terms of this Agreement and the then applicable rules of the NYSE or, if those rules as interpreted by the NYSE do not permit the disputes, differences and controversies to be submitted to the NYSE for arbitration; then

                  (b) to the American Arbitration Association in New York,
New York; to be heard and decided under the terms of this Agreement and in accordance with the then applicable rules of the hearing body by a panel of three arbitrators (unless the rules of the hearing body shall require a different number of arbitrators) chosen in accordance with the then applicable rules of the hearing body. The decision of the arbitrators shall be final and binding upon the parties, and an order may be entered upon the award of the arbitrators in any court of competent jurisdiction.

         Section 5.14. SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. Each Stockholder, for himself or herself and his or her successors and assigns, hereby irrevocably waives (a) any objection, and agrees not to assert, as a defense in any arbitration or legal or equitable action, suit or proceeding against such Stockholder arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing, that (i) he or she is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable before such arbitral body or in said courts, (ii) the venue thereof may not be appropriate and (iii) the internal laws of the State of Delaware do not govern the validity, interpretation or effect of this Agreement, (b) any immunity from jurisdiction to which he or she might otherwise be entitled in any such arbitration, action, suit or proceeding which may be instituted before any state or federal court in the State of New York in accordance with Section 5.12 or before any arbitral body in accordance with Section 5.13 and (c) any immunity from the maintaining of an action against him or her to enforce any judgment for money obtained in any such arbitration, action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

         Section 5.15. FURTHER ASSURANCES. Each Stockholder agrees to execute such additional documents and take such further action as may be requested by the Company to effect the provisions of this Agreement.

         Section 5.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 5.17. ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                LaBRANCHE & CO INC.


                                By:
                                   -------------------------------------------
                                   Name:  George M.L. LaBranche, IV
                                   Title: Chairman and Chief Executive Officer


-------------------------------       -------------------------------
George M.L. LaBranche, IV             Vincent J. Flaherty


-------------------------------       -------------------------------
James G. Gallagher                    Alfred O. Hayward, Jr.


-------------------------------       -------------------------------
Michael J. Naughton                   John McGraner


-------------------------------       -------------------------------
Vincent Papandrea                     Anthony M. Corso


-------------------------------       -------------------------------
Eugene C. McCarthy                    John O. Pickett, III


-------------------------------       -------------------------------
Michael C. Ziebarth                   Anthony Giardina

-------------------------------       -------------------------------
Sean M. McCooey                       Mark Soltz


-------------------------------       -------------------------------
Christopher M. Smith                  Joseph Corso, Jr.


-------------------------------       -------------------------------
Robert A. Conte                       Paul A. Redmond


-------------------------------       -------------------------------
Thomas G. McLaughlin                  Nicholas Caputo


-------------------------------       -------------------------------
Joseph R. Dewhurst, II                Steven C. Berger


-------------------------------       -------------------------------
John L. McWilliams                    Thomas J. Shanley


-------------------------------       -------------------------------
Kevin R. McMahon                      Fred DeBoer


-------------------------------       -------------------------------
Robert W. Keelips, III                Karin Gill


-------------------------------       -------------------------------
John M. Dempsey, III                  John N. Durante

-------------------------------       -------------------------------
Gerard A. Competello                  William J. Burke, III


-------------------------------       -------------------------------
Christopher Connors                   Christopher Keelips


-------------------------------       -------------------------------
Vincent G. Quigley                    Anthony Picerni

                                   SCHEDULE I

                               EXCHANGING MEMBERS

George M.L. LaBranche, IV*
Vincent J. Flaherty*
James G. Gallagher*
Alfred O. Hayward, Jr.*
Michael J. Naughton*
John McGraner*
Vincent Papandrea*
Anthony M. Corso*
Eugene C. McCarthy*
John O. Pickett, III*
Michael C. Ziebarth*
Anthony Giardina*
Sean M. McCooey*
Mark Soltz*
Christopher M. Smith*
Joseph Corso, Jr.*
Robert A. Conte*
Paul A. Redmond
Thomas G. McLaughlin*
Nicholas Caputo*
Joseph R. Dewhurst, II*
Steven C. Berger
John L. McWilliams*
Thomas J. Shanley*
Kevin R. McMahon*
Fred DeBoer*
Robert W. Keelips, III
Karin Gill*
John M. Dempsey, III*
John N. Durante*
Gerard A. Competello*
William J. Burke, III*
Christopher Connors*
Christopher Keelips*
Vincent G. Quigley*
Anthony Picerni*

--------
*/Also an Employee Stockholder

                                   SCHEDULE II

                              EMPLOYEE STOCKHOLDERS


                                      II-1